Exhibit 10.4

AMENDMENT NO. 4
TO
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF
DCP MIDSTREAM GP, LLC

This Amendment No. 4 to the Amended and Restated Limited Liability Company Agreement (this “Amendment”) of DCP Midstream GP, LLC (the “Company”) is hereby adopted, executed and agreed to by DCP Midstream, LLC (formerly Duke Energy Field Services, LLC), a Delaware limited liability company, as the sole Member (“Sole Member”) of the Company.
RECITALS
A.Reference is made to that certain Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 7, 2005, as amended by Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of DCP GP LLC, dated as of January 20, 2009, Amendment No. 2 to Amended and Restated Limited Liability Company Agreement of DCP GP LLC, dated as of February 14, 2013, and Amendment No. 3 to Amended and Restated Limited Liability Company Agreement of DCP GP LLC, dated as of November 6, 2013 (as so amended, the “LLC Agreement”) (capitalized terms used but not defined herein shall have the meaning given thereto in the LLC Agreement).
B.The Sole Member desires to amend and restate Section 6.02 of the LLC Agreement in its entirety.
C.A list of the members of the Board of Directors of the Company as of the date hereof, and each such director’s designation as an Independent Director, Class A Director or Class B Director, if applicable, is set forth on Exhibit A hereto.
FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	The LLC Agreement is hereby amended by inserting the following new defined terms in Section 1.1 thereof:
“Class A Directors” means those Directors, initially two in number, designated by DEFS as “Class A Directors” of the Company.
“Class B Directors” means those Directors, initially two in number, designated by DEFS as “Class B Directors” of the Company.

2.	The LLC Agreement is hereby amended by restating Section 6.02 in its entirety as follows:
“Section 6.02    Board of Directors.
(a)    Generally. The Board of Directors shall be appointed by DEFS. The Board of Directors shall consist of the Chief Executive Officer, two Class A Directors, two Class B Directors and three Independent Directors. In the discretion of DEFS, the Board of Directors may be increased in size to consist of up to ten or as few as six natural persons; provided, however, that (i) the Chief Executive Officer shall be a Director, (ii) three Directors shall be Independent Directors and (iii) there shall be an equal number of Class A Directors and Class B Directors. For the purposes of this Agreement, an “Independent Director” shall be a natural person who meets the independence, qualification and experience requirements of the New York Stock Exchange, the independence, qualification and experience requirements of Section 10A(m)(3) of the Securities Exchange Act of 1934 (or any successor Law), the rules and regulations of the SEC and other applicable Law. If at any time the Board of Directors does not include three Independent Directors, the Board of Directors shall still have all powers and authority granted to it hereunder, but DEFS shall endeavor to appoint one or more additional Independent Directors as necessary to come into compliance with this Section 6.02(a).
(b)    Term; Resignation; Vacancies; Removal. Each Director, other than any Independent Director, shall hold office until December 31 of the year in which such Director is appointed, provided however, that in the event a Director, other than an Independent Director, is appointed during the month of December in any particular year, such Director shall hold office until December 31 of the year following the year in which such Director is appointed. Each Independent Director shall hold office until his successor is appointed and qualified or until his or her earlier resignation or removal. Any Director may resign at any time upon written notice to the Board, the Chairman of the Board, to the Chief Executive Officer or to any other Officer. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors or from any other cause shall be filled by DEFS. Any Director may be removed, with or without cause, by DEFS at any time, and the vacancy in the Board caused by any such removal shall be filled by DEFS in accordance with the provisions of the DEFS LLC Agreement.
(c)    Voting; Quorum. Unless otherwise required by the Delaware Act, other Law or the provisions hereof,
(i)    each member of the Board of Directors shall have one vote;
(ii)    except for matters requiring Special Approval, as long as at least one Class A Director and at least one Class B Director are present (unless all Class A Directors or all Class B Directors, respectively, have recused themselves from participating therein), the presence at a meeting of a majority of the members of the Board of Directors shall constitute a quorum at any such meeting for the transaction of business; and
(iii)    except for matters requiring Special Approval, the affirmative vote of a majority of the members of the Board of Directors that includes the affirmative vote of at least one Class A Director and at least one Class B Director (unless all Class A Directors or all Class B Directors, respectively, have recused themselves from participating therein) present at a meeting duly called in accordance with Section 6.02(d) at which a quorum is present shall be deemed to constitute an act of the Board of Directors.
(d)    Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Special meetings of the Board of Directors or meetings of any committee thereof may be called by written request authorized by any member of the Board of Directors or a committee thereof on at least 48 hours prior written notice to the other members of such Board or committee. Any such notice, or waiver thereof, need not state the purpose of such meeting, except as may otherwise be required by law. Attendance of a Director at a meeting (including pursuant to the last sentence of this Section 6.02(d)) shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, are signed by members of the Board of Directors or committee thereof in the number and with the class designations as would have been required to take such action at a meeting of the Board of Directors or such committee. Members of the Board of Directors or any committee thereof may participate in and hold a meeting by means of conference telephone, video conference or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meetings shall constitute presence in person at the meeting.
(e)    Committees.
(i)    Subject to compliance with this Article 6, committees of the Board of Directors shall be designated by and shall have and may exercise such of the powers and authority of the Board of Directors with respect to the management of the business and affairs of the Company as may be provided in a resolution of the Board of Directors. Any committee designated pursuant to this Section 6.02(e) shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, and, subject to Section 6.02(d), shall fix its own rules or procedures and shall meet at such times and at such place or places as may be provided by such rules or by resolution of such committee or resolution of the Board of Directors. Except as otherwise established by resolution of the Board of Directors, at every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution (except for obtaining Special Approval at meetings of the Conflicts Committee, which requires the affirmative vote of a majority of the members of such committee). The Board of Directors may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of such committee; provided, however, that any such designated alternate of the Audit Committee or the Conflicts Committee must meet the standards for an Independent Director. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member; provided, however, that any such replacement member of (A) the Audit Committee or the Conflicts Committee must meet the standards for an Independent Director, and (B) a Class A Director or a Class B Director must be a Class A Director or a Class B Director, respectively.
(ii)    In addition to any other committees established by the Board of Directors pursuant to Section 6.02(e)(i), the Board of Directors shall maintain a “Conflicts Committee,” which shall be composed of at least one Independent Director. The Conflicts Committee shall be responsible for (A) approving or disapproving, as the case may be, any matters regarding the business and affairs of the Company, DCP GP or the MLP considered by, or submitted to, such Conflicts Committee at the request of the Board of Directors pursuant to the terms of the DCP GP Agreement or the MLP Partnership Agreement, (B) approving any material amendments to the Omnibus Agreement, (C) approving or disapproving, as the case may be, the entering into of any material transaction with a Member or any Affiliate of a Member, other than transactions in the ordinary course of business to the extent that the Board of Directors requests the Conflicts Committee to make such determination, (D) amending (1) Section 2.07, (2) the definitions of “Independent Director” in Section 6.02(a), or (3) this Section 6.02(e)(ii), and (E) performing such other functions as the Board may assign from time to time or as may be specified in a written charter of the Conflicts Committee. In acting or otherwise voting on the matters referred to in this Section 6.02(e)(ii), to the fullest extent permitted by law, including Section 18-1101(c) of the Delaware Act and Section 17-1101(c) of the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, the Directors constituting the Conflicts Committee shall consider only the interest of the MLP.
(iii)    In addition to any other committees established by the Board of Directors pursuant to Section 6.02(e), the Board of Directors shall maintain an “Audit Committee,” which shall be composed at least three Independent Directors at all times. The Audit Committee shall be responsible for (A) assisting the Board in monitoring (1) the integrity of the MLP’s financial statements, (2) the qualifications and independence of the MLP’s independent accountants, (3) the performance the internal audit function and independent accountants of the Company, DCP GP and the MLP, and (4) the MLP’s compliance with legal and regulatory requirements and (B) preparing the report required by the rules of the SEC to be included in the MLP’s annual report on Form 10-K. The Audit Committee shall perform such other functions as the Board may assign from time to time or as may be specified in a written charter for the Audit Committee adopted by the Board.”

3.
Except as modified and amended herein, which amendments shall be effective as of the date of this Amendment, the terms and provisions of the LLC Agreement shall remain in full force and effect. As of the effectiveness of this Amendment, all references in the LLC Agreement to the “Agreement” shall be deemed to mean the LLC Agreement as amended by this Amendment.

4.
This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof. This Amendment may be signed in any number of counterparts, all of which together shall constitute a single signed original. Facsimiles and photocopies of this Amendment shall have the same force and effect as a signed original.

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AS OF December 30, 2016, each of the undersigned has caused this Amendment to be duly executed and delivered.

DCP MIDSTREAM, LLC By: /s/ Brent L. Backes Name: Brent L. Backes Title: Group Vice President, General Counsel and Corporate Secretary

Exhibit A

Director Classifications for the Board of Directors

Director Name	Classification as of the Date of Amendment
Wouter T. van Kempen	N/A
William F. Kimble	Independent Director
Guy C. Buckley	Class B Director
Brian Mandell	Class A Director
Fred J. Fowler	Independent Director
Bill W. Waycaster	Independent Director
Allen C. Capps	Class B Director
John Zuklic	Class A Director